UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2017

KALVISTA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36830	20-0915291
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square

Bld 200, Ste 2203

Cambridge, MA 02139

(Address of Principal Executive Offices) (Zip Code)

(857) 999-0075

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On May 30, 2017, KalVista Pharmaceuticals, Inc. (the “Company” or “KalVista”) entered into an Office Lease Agreement (the “Lease”) with 55 Cambridge Parkway, LLC (the “Landlord”), pursuant to which the Company will lease approximately 2,762 square feet of space located on the 9th Floor at 55 Cambridge Parkway, Cambridge, MA (the “Premises”).

The Lease provides for a term of five years (the “Term”), commencing on the earlier of (i) the date on which the Landlord substantially completes the Tenant Improvements (as defined in the Lease), or (ii) the Company’s occupancy of the Premises for business purposes.

Pursuant to the Lease, annual base rent will be $80.00/sq. ft. for the first year from the commencement of the Term and is subject to annual increases of $1.00/sq. ft. as well as other adjustments under certain circumstances.

The foregoing description of the Lease is a summary, is not complete, and is qualified in its entirety by the terms and conditions of the actual lease, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended April 30, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALVISTA PHARMACEUTICALS, INC.

By:	/s/ Benjamin L. Palleiko
Name:	Benjamin L. Palleiko
Title:	Chief Financial Officer

Date: May 30, 2017